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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Form 8-K/A to be filed on September 14, 1999 of Invitrogen Corporation of our report dated May 28, 1999, except for the third paragraph of Note 11, as to which the date is August 17, 1999, with respect to the consolidated financial statements of Novex, included in the Registration Statement (Form S-4, No. 333-82593) and Prospectus of Invitrogen Corporation to be filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP


San Diego, California
September 13, 1999